Exhibit 10.9

SUPPLEMENTAL GUARANTY

(Huntington Terrace)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned, CHP GRESHAM-HUNTINGTON TERRACE OR OWNER, LLC, a Delaware limited liability company (“Owner”), and CHP GRESHAM-HUNTINGTON TERRACE OR TENANT CORP., a Delaware corporation (“Operator”, and together with Owner, “Guarantor”), absolutely guarantee and agree to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (hereinafter called “Lender”) at the address designated in the Instrument (as hereinafter defined) for payment thereof or as such address may be changed as provided in the Instrument, all Pool Obligations (as defined in the Loan Agreement [as defined below] but excluding therefrom Guarantor’s obligations under its Individual Loan Documents) of the Related Borrowers (as defined below), together with all interest, attorneys’ fees and collection costs provided for in the Note (as defined in the Instrument) (all such indebtedness is hereinafter called the “Indebtedness”).

RECITALS:

A. Guarantor and certain affiliates of Guarantor (individually, a “Related Borrower”, and collectively, the “Related Borrowers”) have entered into that certain Loan Agreement with Lender dated of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definitions shall have the meaning ascribed to such term in the Loan Agreement or in the Instrument.

B. Lender has made certain loans to Guarantor and each of the Related Borrowers in the aggregate principal sum of One Hundred Fifty-Seven Million Five Hundred Forty-Seven Thousand Nine Hundred Sixty-Nine and No/100 U.S. Dollars ($157,547,969.00) (collectively, the “Loans”) evidenced by the Notes (as defined in the Loan Agreement), including without limitation, that certain loan to Guarantor in the original principal amount of Ten Million Seven Hundred Twenty-Eight Thousand Five Hundred Fifty-Five and No/100 U.S. Dollars ($10,728,555.00) evidenced by the Huntington Terrace Note (as defined in the Loan Agreement). The Huntington Terrace Note is secured, in part, by that certain Deed of Trust, Security Agreement and Fixture Filing (Huntington Terrace – First), dated as of the date hereof and made by Guarantor to First American Title Insurance Company, as trustee, for the benefit of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “First Priority Instrument”).

C. This Supplemental Guaranty shall be secured by, inter alia, (i) that certain Deed of Trust, Security Agreement and Fixture Filing (Huntington Terrace – Second) executed and delivered by Guarantor to First American Title Insurance Company, as trustee, for the benefit of Lender (together with all amendments and modifications thereto, hereinafter called the “Instrument”) with respect to the real property and improvements situated thereon located at 1410 NE Cleveland Avenue, Gresham, Oregon 97030, and (ii) that certain Assignment of Leases and Rents (Huntington Terrace – Second) executed and delivered by Guarantor in favor of Lender (together with all amendments and modifications thereto, hereinafter called the “Assignment”).

D. Lender was willing to make the Loans to Guarantor and each of the Related Borrowers only if Guarantor delivered this Supplemental Guaranty.

In consideration of the Recitals, the principal sum of the Huntington Terrace Note, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace

1. Except as otherwise specifically provided or limited herein, in the event one or more of the Related Borrowers fails to pay any of the Indebtedness, Guarantor shall immediately upon written demand of Lender promptly and with due diligence pay for the benefit of Lender all such Indebtedness.

2. Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and non-payment of the Indebtedness, notice of intention to accelerate the maturity of the Indebtedness or any part thereof, notice of disposition of collateral, notice of acceleration of the maturity of the Indebtedness or any part thereof, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. Lender shall be under no obligation to notify Guarantor of its acceptance hereof or of any advances made or credit extended on the faith hereof or the failure of one or more of the Related Borrowers to pay any of the Indebtedness as and when due or any default in the performance of any of the Pool Obligations, or to use diligence in preserving the liability of any person on the Indebtedness or any of the Pool Obligations or in bringing suit to enforce collection of the Indebtedness or performance of any of the Pool Obligations. Guarantor waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Indebtedness and all defenses based upon questions as to the validity, legality or enforceability of the Indebtedness and/or any of the Pool Obligations and agrees that Guarantor shall be primarily liable hereunder.

3. Lender, without authorization from or notice to Guarantor and without impairing, modifying, changing, releasing, limiting or affecting the liability of Guarantor hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Indebtedness, increase or reduce the rate of interest thereon, take and surrender security, exchange security by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security, add or release or discharge endorsers, guarantors or other obligors, make changes of any sort whatever in the terms of payment of the Indebtedness, in any of the Pool Obligations or in the manner of doing business with the Related Borrowers, or settle or compromise with the Related Borrowers or any other person or persons liable on the Indebtedness or any of the Pool Obligations on such terms as it may see fit, and may apply all monies received from the Related Borrowers or others, or from any security held (whether held under a security instrument or not), in such manner upon the Indebtedness (whether then due or not) as it may determine to be in its best interest, without in any way being required to marshal securities or assets or to apply all or any part of such monies upon any particular part of the Indebtedness. It is specifically agreed that Lender is not required to retain, hold, protect, exercise due care with respect thereto, perfect security interests in or otherwise assure or safeguard any security for the Indebtedness or any of the Pool Obligations; no failure by Lender to do any of the foregoing and no exercise or non-exercise by Lender of any other right or remedy of Lender shall in any way affect any of Guarantor’s obligations hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lender.

4. The liability of Guarantor hereunder shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (a) the incapacity, death, disability, dissolution or termination of Guarantor, a Related Borrower, Lender or any other person or entity; (b) the failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of a Related Borrower or any other person or entity; (c) any transfer or transfers of any of the property covered by the Instrument, the First Priority Instrument or any other instrument securing the payment of any of the Notes; (d) any modifications, extensions, amendments, consents, releases or waivers with respect to any of the Notes, the Instrument, the Assignment, the First Priority Instrument, and any other instrument now or hereafter securing the payment of any of the Notes or this Supplemental Guaranty; (e) any failure of Lender to give any notice to Guarantor of any default under any of the Notes, the Instrument, any other instrument securing the payment of any of the Notes, or

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace

this Supplemental Guaranty; (f) Guarantor is or becomes liable for any Indebtedness owing by any Related Borrower to Lender other than under this Supplemental Guaranty; or (g) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Related Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “applicable Bankruptcy Law”) or from the decision of any court.

5. Lender shall not be required to pursue any other remedies before invoking the benefits of the guaranties contained herein, and specifically it shall not be required to make demand upon or institute suit or otherwise pursue or exhaust its remedies against any Related Borrower or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Indebtedness. Lender may maintain an action on this Supplemental Guaranty without joining any Related Borrower therein and without bringing a separate action against Related Borrower.

6. Guarantor absolutely and unconditionally covenants and agrees that in the event that one or more of the Related Borrowers does not or is unable to either pay the Indebtedness or perform any of the Pool Obligations (or cause any of the Pool Obligations to be performed) for any reason, including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of such Related Borrower(s), or the disaffirmance or termination of any of the Indebtedness or Pool Obligations in or as a result of any such proceeding, Guarantor shall pay the Indebtedness and perform any of the Pool Obligations (or cause any of the Pool Obligations to be performed) and no such occurrence shall in any way affect Guarantor’s obligations hereunder.

7. Should the status, structure or composition of any Related Borrower change, this Supplemental Guaranty shall continue and also cover the Indebtedness and Pool Obligations of such Related Borrower under its new status, structure or composition according to the terms hereof. This Supplemental Guaranty shall remain in full force and effect notwithstanding any transfer of any of the property covered by the Instrument or the First Priority Instrument.

8. In the event any payment by any Related Borrower to Lender is held to constitute a preference under any applicable Bankruptcy Law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by such Related Borrower to Lender shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Lender upon demand and this Supplemental Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

9. Subject to the provisions of Sections 10 and 11 below, Guarantor agrees that it shall not have (a) the right to the benefit of, or to direct the application of, any security held by Lender (including any of the property covered by the Instrument, the Assignment, the First Priority Instrument, or any other instrument securing the payment of any of the Notes), any right to enforce any remedy which Lender now has or hereafter may have against any Related Borrower, or any right to participate in any security now or hereafter held by Lender, or (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against any Related Borrower or against any security resulting from the exercise or election of any remedies by Lender (including the exercise of any power of sale under the Instrument or the First Priority Instrument), or any defense arising by reason of any disability or other defense of any Related Borrower or by reason of the cessation, from any cause, of the liability of such Related Borrower.

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace

10. The payment by Guarantor of any amount pursuant to this Supplemental Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof, or any security therefor, unless and until the full amount owing to Lender on the Indebtedness has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by it to the rights of Lender as against the Related Borrowers and/or any endorsers, sureties or other guarantors.

11. Notwithstanding any payments made by or for the account of Guarantor on account of the Indebtedness, Guarantor shall not be subrogated to any rights of Lender until such time as Lender shall have received payment of the full amount of all Indebtedness. For the purposes of the preceding sentence only, the Indebtedness shall not be deemed to have been paid in full by foreclosure of the Instrument or by acceptance of a deed in lieu thereof, and Guarantor hereby waives and disclaims any interest which it might have in the property covered by the Instrument or other collateral security for the Indebtedness and the Pool Obligations, by subrogation or otherwise, following foreclosure of the Instrument or Lender’s acceptance of a deed in lieu thereof.

12. Guarantor expressly subordinates its rights to payment of any indebtedness owing from any Related Borrower to Guarantor, whether now existing or arising at any time in the future, to the prior right of Lender to receive or require payment in full of the Indebtedness and until payment in full of the Indebtedness (and including interest accruing on any Note after any petition under applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such applicable Bankruptcy Law generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of any Related Borrower to Guarantor or any security for such indebtedness; provided, however, that, so long as no Event of Default (as defined in the Loan Agreement) has occurred under the Documents, the foregoing restriction on payment or satisfaction of indebtedness shall not apply to any distributions or payments of indebtedness made (i) to any Guarantor as the holder of an equity interest in any Related Borrower or in payment or satisfaction of indebtedness to Guarantor, (ii) in the ordinary course of any Related Borrower’s business, and (iii) more than ninety (90) days prior to an Event of Default under the Documents. If Guarantor should receive any such payment, satisfaction or security for any indebtedness of any Related Borrower to Guarantor, Guarantor agrees forthwith to deliver the same to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Indebtedness and until so delivered, agrees to hold the same in trust for Lender.

13. Under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Guarantor hereunder are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of any Note or otherwise, the aggregate amounts paid hereunder shall include amounts which by law are deemed interest and which could exceed the Maximum Rate, Guarantor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Guarantor and Lender, and Lender shall promptly credit such excess (only to the extent such interest payments are in excess of the Maximum Rate) against the unpaid principal balance of any Note, and any portion of such excess payments not capable of being so credited shall be refunded to Guarantor. The term “applicable law” as used in this paragraph shall mean the laws of the Property State (as such term is defined in the Instrument) or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace

14. Guarantor hereby represents, warrants and covenants to and with Lender as follows: (a) the making of this Supplemental Guaranty by Guarantor is an express condition to Lender’s making the loans to the Related Borrowers evidenced by the Note, and such loans are and will be of direct interest, benefit and advantage to Guarantor; (b) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could reasonably be expected to render Guarantor insolvent or bankrupt, and there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under applicable Bankruptcy Law; (c) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Lender in connection with this Supplemental Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading in any material respect and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor; (d) to the best of Guarantor’s knowledge after due inquiry and investigation, the execution, delivery and performance of this Supplemental Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (e) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor or involving the validity, enforceability or priority of this Supplemental Guaranty; and (f) this Supplemental Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

15. Where two or more persons or entities have executed this Supplemental Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liability of said guarantors hereunder shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them or less than all of them, without impairing the rights of Lender against the other or others of said guarantors; and Lender may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release a portion of said guarantors from all further liability to Lender for any Indebtedness or Pool Obligations without impairing the right of Lender to demand and collect the balance of such Indebtedness or Pool Obligations from the other or others of said guarantors not so compounded with or released; but it is agreed among said guarantors themselves, however, that such compounding and release shall in nowise impair the rights of said guarantors as among themselves.

16. Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Indebtedness has been paid and each of the obligations of Guarantor hereunder has been performed.

17. Any notice or communication required or permitted hereunder shall be given pursuant to the terms of the Loan Agreement.

18. This Supplemental Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Oregon in all respects.

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace

19. This Supplemental Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

20. This Supplemental Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

21. The books and records of Lender showing the accounts between Lender and Related Borrowers shall be admissible in any action or proceeding hereon as prima facie evidence of the items set forth herein absent manifest error.

22. Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the Constitution or the laws of any state as against Guarantor, and does transfer, convey and assign to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay the Indebtedness. Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay the Indebtedness.

23. The terms, provisions, covenants and conditions hereof shall be binding upon Guarantor and the heirs, devisees, representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender and all transferees, credit participants, successors, assignees and/or endorsees of Lender. Within this Supplemental Guaranty, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires. A determination that any provision of this Supplemental Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Supplemental Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

24. Notwithstanding anything to the contrary contained herein, Guarantor shall not have any personal liability hereunder for the Indebtedness guaranteed hereby; instead, except as otherwise provided in the Instrument, the Assignment and the Loan Agreement, Lender shall look only and solely to Guarantor’s interest in the collateral granted to Lender by the Instrument and the Assignment to satisfy the Indebtedness. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Instrument and the Assignment or realize upon and protect any or all of the collateral described therein (including, without limitation, naming the Guarantor in such actions).

25. None of Guarantor’s respective members, officers, directors, shareholders, employees, agents, parents or principals (each a “Related Party”) shall have any liability for Guarantor’s obligations hereunder, except with respect to a Related Party that is also a guarantor of such obligations and except as otherwise provided in the Documents.

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace

EXECUTED this 2nd day of December, 2013.

GUARANTOR:

OWNER:

CHP GRESHAM-HUNTINGTON TERRACE OR OWNER, LLC, a Delaware limited liability company

By:	/s/ Steven M. Wortman [SEAL]
Name:	Steven M. Wortman
Title:	Senior Vice President

OPERATOR:

CHP GRESHAM-HUNTINGTON TERRACE OR TENANT CORP., a Delaware corporation

By:	/s/ Steven M. Wortman
Name:	Steven M. Wortman
Title:	Senior Vice President

[CORPORATE SEAL]

The address of Guarantor and Related Borrowers is:

c/o CNL Healthcare Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Holly J. Greer, Senior Vice President

and General Counsel, and Joseph T. Johnson, Senior

Vice President and Chief Financial Officer

With a copy to Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 N. Eola Drive Orlando, Florida 32801 Attention: Peter Luis Lopez, Esq.

The address of Lender is:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan No. 706109322

With a copy to:

The Prudential Insurance Company of America

c/o Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan No. 706109322

Prudential Loan No. 706109322

CNL BV Portfolio

Supplemental Guaranty - Huntington Terrace